UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)

of the Securities Exchange Act of 1934

Check the appropriate box:

☒	Preliminary Information Statement

☐	Confidential, for use of the Commission only (as permitted by Rule 14c-5(d)(2))

☐	Definitive Information Statement

Jingbo Technology, Inc.
(Name of Registrant As Specified In Charter)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

	1)	Title of each class of securities to which transaction applies:

	2)	Aggregate number of securities to which transaction applies:

	3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

	4)	Proposed maximum aggregate value of transaction:

	5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No:

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4)	Date Filed:

THIS INFORMATION STATEMENT IS BEING PROVIDED TO

YOU BY THE BOARD OF DIRECTORS OF JINGBO TECHNOLOGY, INC.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE

REQUESTED NOT TO SEND US A PROXY

JINGBO TECHNOLOGY, INC.

Building B8, China Zhigu, Yinhu Street,

Fuyang District, Hangzhou,

Zhejiang, China

+86 57187197085

INFORMATION STATEMENT

(Preliminary)

September 3, 2024

NOTICE OF STOCKHOLDER ACTION BY WRITTEN CONSENT

GENERAL INFORMATION

To the Holders of Common Stock of Jingbo Technology, Inc.:

This Information Statement has been filed with the Securities and Exchange Commission (the “SEC”) and is being furnished, pursuant to Section 14C of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to the holders (the “Stockholder(s)”) of common stock, par value $0.001 per share (the “Common Stock(s)”), of Jingbo Technology, Inc., a Nevada corporation (the “Company,” “we,” “our,” or “us”), to notify the Stockholders that on September 3, 2024, the Company received  the written consent in lieu of a meeting from Strength Union Holdings Limited, Guowei Zhang, Qiuqin Li, Jianfei Liu, and Qiaofei Li, who collectively hold a majority of the total voting power of all issued and outstanding voting capital of the Company (the “Majority Stockholders”). The Majority Stockholders voted in favor to amend the Company’s Certificate of Incorporation, as amended, to increase the total number of authorized shares of Common Stock from 50,000,000 to 50,000,000,000 (the “Authorized Shares Increase”). A copy of the Certificate of Change is attached as Annex A to this Information Statement.

On September 3, 2024, the Board of Directors of the Company (the “Board”) approved the Authorized Shares Increase. On September 3, 2024, the Majority Stockholders approved the Authorized Shares Increase by written consent in lieu of a meeting, in accordance with Nevada law. Accordingly, your consent is not required and is not being solicited in connection with the approval of the Authorized Shares Increase.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND A PROXY.

This Information Statement has been filed with the SEC and is being furnished, pursuant to Section 14C of the Exchange Act, to the Stockholders of Common Stock, par value $0.001 per share, to notify the Stockholders of the Authorized Shares Increase. Stockholders of record at the close of business on September 3, 2024, (the “Record Date”) are entitled to notice of this stockholder action by written consent. Because this action has been approved by the holders of the required majority of the voting power of our voting stock, no proxies were or are being solicited. The Authorized Shares Increase will not be effected until at least 20 calendar days after the mailing of the Information Statement accompanying this Notice. We will mail the Notice of Stockholder Action by Written Consent to the Stockholders on or about [*], 2024. We anticipate that the Authorized Shares Increase will become effective on or about [*], 2024, at such time as the Amendment is filed with the Secretary of State of Nevada.

Attached hereto for your review is an Information Statement relating to the above-described action. Please read this Information Statement carefully. It describes the essential terms of the action to be taken. Additional information about the Company is contained in its reports filed with or furnished to the SEC. These reports, their accompanying exhibits and other documents filed with the SEC may be inspected without charge at the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C. 20549. Copies of such material may also be obtained from the SEC at prescribed rates. The SEC also maintains a website that contains reports, proxy and information statements and other information regarding public companies that file reports with the SEC. Copies of these reports may be obtained on the SEC’s website at www.sec.gov.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND A PROXY.

By Order of the Board of Directors,

/s/ Zhang Guowei
President, Chief Executive Officer, Chief Financial Officer and Secretary and Director (Principal Executive, Financial and Accounting Officer)

[*], 2024

INTRODUCTION

Nevada law provides that the written consent of the holders of outstanding shares of voting capital stock having not less than the minimum number of votes which would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted can approve an action in lieu of conducting a special stockholders’ meeting convened for the specific purpose of such action. Nevada law, however, requires that in the event an action is approved by written consent, a company must provide prompt notice of the taking of any corporate action without a meeting to the stockholders of record who have not consented in writing to such action and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for such meeting had been the date that written consents signed by a sufficient number of holders to take the action were delivered to a company.

In accordance with the foregoing, we will mail the Notice of Stockholder Action by Written Consent on or about [*], 2024.

This Information Statement contains a brief summary of the material aspects of the Authorized Shares Increase approved by the Board and the Majority Stockholders.

AUTHORIZED SHARES INCREASE

GENERAL

The Board has adopted a resolution to increase the number of shares of common stock authorized for issuance by the Board from 50,000,000 to 50,000,000,000. The Majority Shareholders have given their written consent to the resolution.

Under Nevada corporation law, the consent of the holders of a majority of the voting power is effective as shareholders’ approval. We will file the Amendment with the Secretary of State of Nevada on or after [*], 2024, and it will become effective on the date of such filing. The Amendment will provide that the authorized shares of capital stock of the Company will consist of 50,000,000,000 shares of Common Stock with a par value of $0.001 per share.

REASONS

The Board and the Majority Shareholders have approved the Authorized Share Increase in order to provide the Company with flexibility in pursuing its long-term business objectives. The primary reasons for the amendment are:

-	Management may in the future pursue opportunities to obtain capital in order to fully implement the Company’s business plan. A reserve of Common Shares available for issuance from time-to-time will enable the Company to entertain a broad variety of financing proposals.

-	Management may utilize the additional shares in connection with corporate acquisitions, joint venture arrangements, or for other corporate purposes, including the solicitation and compensation of key personnel.

Management has not entered into any commitment to issue any shares, and is not engaged in any negotiations with respect to any transaction of the sort listed above. There are no outstanding options or warrants to purchase shares of the Common Stock, nor is there any derivative security outstanding that may be converted by the holder into shares of the Common Stock either with or without the payment of additional consideration.

As a result of the Authorized Share Increase, there will be approximately 50,000,000,000 Common Shares available for issuance. The Board will be authorized to issue the additional Common Shares without having to obtain the approval of the Company’s shareholders. Nevada law requires that the Board use its reasonable business judgment to assure that the Company obtains “fair value” when it issues shares. Nevertheless, the issuance of the additional shares would dilute the proportionate interest of current shareholders in the Company. The issuance of the additional shares could also result in the dilution of the value of shares now outstanding, if the terms on which the shares were issued were less favorable than the contemporaneous market value of the Common Stock.

The increase in the number of Common Shares available for issuance is not being done for the purpose of impeding any takeover attempt. Nevertheless, the power of the Board to provide for the issuance of shares of Common Stock without shareholder approval has potential utility as a device to discourage or impede a takeover of the Company. In the event that a non-negotiated takeover were attempted, the private placement of stock into “friendly” hands, for example, could make the Company unattractive to the party seeking control of the Company. This would have a detrimental effect on the interests of any stockholder who wanted to tender his or her shares to the party seeking control or who would favor a change in control.

NO APPRAISAL RIGHTS

Under Nevada law, our Stockholders are not entitled to appraisal rights in connection with the Authorized Shares Increase.

WHEN THE INCREASE WILL GO INTO EFFECT

The Authorized Shares Increase will become effective on the date that we file the Amendment with the Secretary of State of the State of Nevada. We intend to file the Amendment with the Secretary of State of the State of Nevada promptly after the twentieth (20th) day following the date on which this Information Statement is mailed to the Stockholders.

We currently expect to file the Amendment on or about [*], 2024.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

The Company has one class of voting stock, the Common Stock. The affirmative vote of a majority of the shares of voting stock will be required to approve the Authorized Shares Increase. At the Record Date, 5,315,412 shares of Common Stock were issued and outstanding.

Set forth below is information concerning the ownership as of the Record Date of the Common Stock by the persons who were the shareholders to sign the shareholders’ written consent.

Name and Address of Beneficial Owner	Beneficial Ownership	% of class(1)
Guowei Zhang	1,000,000	18.81%
(All officer and director as a group)	1,000,000	18.81%
Total	1,000,000	18.81%

__________________

(1)	Based on 5,315,412 shares of Common Stock issued and outstanding.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following tables set forth, as of September 3, 2024, certain information with respect to the beneficial ownership of our Common Stock by each Stockholder known by us to be the beneficial owner of more than 5% of our Common Stock and by each of our current directors and executive officers. Each person has sole voting and investment power with respect to the shares of Common Stock, except as otherwise indicated. Beneficial ownership consists of a direct interest in the shares of Common Stock, except as otherwise indicated.

In the following tables, we have determined the number and percentage of shares beneficially owned in accordance with Rule 13d3 of the Exchange Act based on information provided to us by our controlling stockholder, executive officers and directors, and this information does not necessarily indicate beneficial ownership for any other purpose. In determining the number of shares of our Common Stock beneficially owned by a person and the percentage ownership of that person, we include any shares as to which the person has sole or shared voting power or investment power, as well as any shares subject to warrants or options held by that person that are currently exercisable or exercisable within 60 days.

Security Ownership of Management

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)	Percent of Class
Common Stock	Guowei Zhang(2)	1,000,000	18.81%
Common Stock	Director and executive officer as a group	1,000,000	18.81%

Notes:

(1)	Based on 5,315,412 shares of Common Stock issued and outstanding.
(2)	The address of Guowei Zhang is Building B8, China Zhigu, Yinhu Street, Fuyang District, Hangzhou, Zhejiang, China.

ADDITIONAL INFORMATION

We are subject to the disclosure requirements of the Exchange Act, as amended, and in accordance therewith, file reports, information statements and other information, including annual and quarterly reports on Form 10-K and 10-Q, respectively, with the SEC. Reports and other information filed by the Company can be inspected and copied at the public reference facilities maintained by the SEC at Room 1024, 450 Fifth Street, N.W., Washington, DC 20549. Copies of such material can also be obtained upon written request addressed to the SEC, Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. In addition, the SEC maintains a website on the Internet (http://www.sec.gov) that contains reports, information statements and other information regarding issuers that file electronically with the SEC through the Electronic Data Gathering, Analysis and Retrieval System.

DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

If hard copies of the materials are requested, we will send only one Information Statement and other corporate mailings to stockholders who share a single address unless we received contrary instructions from any stockholder at that address. This practice, known as “householding,” is designed to reduce our printing and postage costs. However, the Company will deliver promptly upon written or oral request a separate copy of the Information Statement to a stockholder at a shared address to which a single copy of the Information Statement was delivered. You may make such a written or oral request by (a) sending a written notification stating (i) your name, (ii) your shared address and (iii) the address to which the Company should direct the additional copy of the Information Statement, to the Company at Building B8, China Zhigu, Yinhu Street, Fuyang District, Hangzhou, Zhejiang, China, Attn: Secretary; telephone +86 57187197085.

If multiple Stockholders sharing an address have received one copy of this Information Statement or any other corporate mailing and would prefer the Company to mail each stockholder a separate copy of future mailings, you may mail notification to, or call the Company at, its principal executive offices. Additionally, if current stockholders with a shared address received multiple copies of this Information Statement or other corporate mailings and would prefer the Company to mail one copy of future mailings to stockholders at the shared address, notification of such request may also be made by mail or telephone to the Company’s principal executive offices.

This Information Statement is provided to the holders of the Common Stock only for information purposes in connection with the Authorized Shares Increase, pursuant to and in accordance with Rule 14c-2 of the Exchange Act. Please carefully read this Information Statement.

By Order of the Board of Directors,

/s/ Zhang Guowei
President, Chief Executive Officer, Chief Financial Officer and Secretary and Director (Principal Executive, Financial and Accounting Officer)

September 3, 2024

EXHIBIT A

FRANCISCO V. AGUILAR
Secretary of State
401 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Certificate of Change Pursuant to NRS 78.209

TYPE OR PRINT - USE DARK INK ONLY - DO NOT HIGHLIGHT

INSTRUCTIONS:

1. Enter the current name as on file with the Nevada Secretary of State and enter the Entity or Nevada Business Identification Number (NVID).

2. Indicate the current number of authorized shares and par value, if any, and each class or series before the change.

3. Indicate the number of authorized shares and par value, if any of each class or series after the change.

4. Indicate the change of the affected class or series of issued, if any, shares after the change in exchange for each issued share of the same class or series.

5. Indicate provisions, if any, regarding fractional shares that are affected by the change.

6. NRS required statement.

7. This section is optional. If an effective date and time is indicated the date must not be more than 90 days after the date on which the certificate is filed.

8. Must be signed by an Officer. Form will be returned if unsigned.

1. Entity Information:	Name of entity as on file with the Nevada Secretary of State: JINGBO TECHNOLOGY, INC. Entity or Nevada Business Identification Number (NVID): NV20151145276
2. Current Authorized Shares:	The current number of authorized shares and the par value, if any, of each class or series, if any, of shares before the change: 50,000,000
3. Authorized Shares After Change:	The number of authorized shares and the par value, if any, of each class or series, if any, of shares after the change: 50,000,000,000
4. Issuance:	The number of shares of each affected class or series, if any, to be issued after the change in exchange for each issued share of the same class or series:
5. Provisions:	The provisions, if any, for the issuance of fractional shares, or for the payment of money or the issuance of scrip to stockholders otherwise entitled to a fraction of a share and the percentage of outstanding shares affected thereby:
6. Provisions:	The required approval of the stockholders has been obtained.
7. Effective date and time: (Optional)	Date: Time: (must not be later than 90 days after the certificate is filed)
8. Signature: (Required)	X ______________________ Director Signature of Officer Title Date

This form must be accompanied by appropriate fees.
If necessary, additional pages may be attached to this form.

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